UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2020

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2020, OncoSec Medical Incorporated (the “Company”) announced the closing (the “Closing”) of its previously announced strategic transaction (the “Transaction”) with Grand Decade Developments Limited, a direct, wholly-owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, a company formed under the laws of the British Virgin Islands (“CGP”), and its affiliate, Sirtex Medical US Holdings, Inc., a Delaware corporation (“Sirtex” and, together with CGP, the “Buyers”). On October 10, 2019, the Company and the Buyers entered into Stock Purchase Agreements (as amended, the “Purchase Agreements”) pursuant to which the Company agreed to sell and issue to CGP and Sirtex 10,000,000 shares and 2,000,000 shares, respectively, of the Company’s common stock for a total purchase price of $30 million.

As contemplated by the Purchase Agreements, and in connection with the Closing, on February 7, 2020, the Company entered into Registration Rights Agreements with each of CGP and Sirtex (the “Registration Rights Agreements”), pursuant to which, among other things, CGP and Sirtex will each have the right to deliver to the Company a written notice requiring the Company to prepare and file with the Securities and Exchange Commission a registration statement with respect to resales of shares of some or all of the common stock of the Company held by CGP and Sirtex.

The description of the Registration Rights Agreements does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Registration Rights Agreements, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report and are incorporated by reference herein.

Concurrently with the execution and delivery of the Purchase Agreements, the Company and CGP entered into a License Agreement (the “License Agreement”), which became effective upon the Closing. In addition, the Company and Sirtex entered into a Services Agreement (the “Services Agreement”) which also became effective upon the Closing. For a full description of both the License Agreement and Services Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2019.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company’s common stock to be issued pursuant to the Purchase Agreements will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective February 7, 2020, Punit Dhillon resigned as a member of the Board of Directors (the “Board”) of the Company pursuant to Section 11 of the Purchase Agreements. His resignation was not the result from any disagreement with the Company, or any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Immediately thereafter, the Board appointed Yuhang Zhao, Chao Zhou, and Kevin R. Smith (the “Buyer Directors”) as new members of the Board. In connection with the Transaction, the Company entered into Stockholders Agreements (the “Stockholders Agreements”) with each of CGP and Sirtex, pursuant to which, among other things, CGP and Sirtex have the option to nominate a combined total of three (3) members to the Board. The Stockholders Agreements also grant CGP and Sirtex certain rights of participation in future financings as well as a right of first refusal related to future potential transactions. The above description is only a summary of certain terms and is qualified in its entirety by the full text of the Stockholders Agreements, copies of which are incorporated by reference herein.

Dr. Yuhang Zhao, a graduate from Peking University, received her Doctorate in Molecular Biology from Rockefeller University and her MBA in Finance from NYU Stern Business School. Dr. Zhao was most recently a member of the Bayer Global Leadership Circle. She established one of Bayer’s four Global Clinical Development sites, located in Beijing, China in 2009. She then became Head of Global Strategy for Bayer Consumer Health, reporting to the President. Prior to her positions in the pharmaceutical industry, Dr. Zhao held positions as a stock analyst at PaineWebber and was a management consultant specializing in strategies for life science companies). Dr. Zhao currently serves on the board of R2 Technologies and is a senior adviser to China Grand Enterprises.

Chao Zhou is currently the Executive Deputy Officer of China Grand Pharmaceutical and Healthcare Holdings Limited, a public company listed on the Hong Kong stock exchange that develops, manufactures and distributes pharmaceutical products and medical devices to retailers and medical organizations with significant experience in R&D and product commercialization in China. Since 2018, Mr. Zhou has served on the Board of Directors of Grand Pharma Sphere Pty Ltd, a Singapore based company that indirectly wholly-owns the Australian based global medical device company, Sirtex Medical Pty. Ltd. Prior to his role as Executive Deputy Officer, Mr. Zhou served as a Management Director in the Department of Legal Security for China Grand Enterprises, Inc., an investment company engaged in the operation and management of businesses covering pharmaceuticals and healthcare, commodity trading, real estate investment, financial service and other sectors. He earned his Bachelor in Law from Ocean University of China and a Master in International Law from the University of International Business and Economics.

Kevin R. Smith is currently the Chief Executive Officer of Sirtex Medical US Holdings, Inc. He combines more than 20 years of sales and marketing experience in the medical device industry with the keen instincts of an entrepreneur. Prior to his appointment to CEO, Mr. Smith was Executive Vice President of Sales & Marketing, Americas. Before joining Sirtex, Mr. Smith was Executive Vice President of Business Development at Gel-e, Inc., a company based at the University of Maryland specializing in advanced material hemostasis products. His previous positions include Chief Commercial Officer of Sensium Healthcare along with Global Vice President of Sales & Marketing at Teleflex, where he was the senior sales and marketing executive in the company’s cardiac business unit. Kevin holds a Master of Business Administration in Global Management from the University of Phoenix and a Bachelor of Science in Marketing from the University of Kentucky.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 7, 2020, the Board amended and restated the Company’s bylaws (the “A&R Bylaws”), pursuant to which, among other things, CGP and Sirtex will have the option to nominate a combined total of three (3) members to the Company’s Board. CGP will also have the option to nominate two (2) independent directors to the Company’s Board if any independent director currently serving on the Board ceases to serve as a director of the Company for any reason, provided that the independent director nominee is satisfactory to a majority of the independent directors of the Company. In addition, the A&R Bylaws implement a 70% supermajority approval by the Board for certain actions.

The description of the A&R Bylaws is qualified in its entirety by the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2020 special meeting of stockholders of the Company was held on February 7, 2020. The following matter was voted on by the stockholders: to approve the issuance of 10,000,000 shares of the Company’s common stock to CGP, and 2,000,000 shares of the Company’s common stock to Sirtex, as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Purchase Agreements by and between CGP and the Company and by and between Sirtex and the Company, each dated as of October 10, 2019 and amended on November 26, 2019, and the ancillary agreements related thereto, pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate of 12,000,000 newly-issued shares of the Company’s common stock for a total purchase price of $30 million (the “Strategic Partner Stock Issuance Proposal”). The results of the vote are summarized below.

Vote to approve the Strategic Partner Stock Issuance Proposal:

Total Votes For	Total Votes Against	Abstention
4,648,744	848,256	65,379

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of OncoSec Medical Incorporated.
4.1	Registration Rights Agreement, dated as of February 7, 2020, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.
4.2	Registration Rights Agreement, dated as of February 7, 2020, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.
10.1	Stockholders Agreement by and between OncoSec Medical Incorporated and Grand Decade Developments Limited (incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K, filed on October 11, 2019).
10.2	Stockholders Agreement by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc. (incorporated by reference to Exhibit 10.6 of our Current Report on Form 8-K, filed on October 11, 2019).
10.3	License Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K, filed on October 11, 2019).
10.4	Services Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc. (incorporated by reference to Exhibit 10.4 of our Current Report on Form 8-K, filed on October 11, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: February 10, 2020	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President